As filed with the Securities and Exchange Commission on November 30, 2006
Registration No. 333-133890

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SANDISK CORPORATION
M-SYSTEMS FINANCE INC.
MSYSTEMS LTD.
(Exact Name of Registrants as Specified in their Charters)

Delaware (State or other jurisdiction of incorporation or organization)	77-0191793 (I.R.S. Employer Identification Number)
601 McCarthy Blvd.
Milpitas, California 95035
(408) 801-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
c/o M&C Corporate Services Limited
PO Box 309 GT
Ugland House, South Church Street
George Town, Grand Cayman, Cayman Islands
1-345-949-8066
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

State of Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
7 Atir Yeda St.
Kfar Saba, Israel 44425
(972) 9-764-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles Van Orden, Esq.
Vice President, General Counsel and Secretary
SanDisk Corporation
601 McCarthy Blvd.
Milpitas, California 95035
(408) 801-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Timothy R. Curry, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
Telephone: (650) 473-2600
Facsimile: (650) 473-2601

Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☑
CALCULATION OF REGISTRATION FEE

Title of
Each Class
of Securities		Proposed Maximum	Proposed Maximum
to be	Amount to	Offering Price	Aggregate Offering	Amount of
Registered(1)	be Registered	per Unit	Price	Registration Fee
Common Stock, $0.001 par value(2)(3)(4)	—	—	—	—
Debt Securities of SanDisk Corporation and M-Systems Finance Inc.(5)	$75,000,000	100.0%	$75,000,000	(6)
Guarantees of the above-referenced Debt Securities of SanDisk Corporation and msystems Ltd.(5)	—	—	—	—

(1)	Includes an unspecified amount of securities of each identified class of securities in reliance on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time-to-time be offered at unspecified prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(3)	Each share is accompanied by a preferred stock purchase right pursuant to the Rights Agreement between SanDisk Corporation and ComputerShare Trust Company, Inc. dated September 15, 2003. Until the occurrence of certain events specified in the Rights Agreement, these rights are not exercisable, are evidenced by the certificates for the common stock and are transferred solely with the common stock. The value attributable to these rights, if any, is reflected in the value of the common stock, and, accordingly, no separate fee is paid.

(4)	Includes such indeterminate number of shares of Common Stock as may from time-to-time be offered at indeterminate prices or that is issuable upon exchange or conversion of Debt Securities registered hereunder.

(5)	SanDisk Corporation and M-Systems Finance Inc. are co-issuers of the above referenced Debt Securities. SanDisk Corporation and msystems Ltd. have issued full and unconditional guarantees of the above referenced Debt Securities. All other securities registered hereby are to be issued by SanDisk Corporation.

(6)	The Debt Securities were previously registered and the registration fee related thereto was paid pursuant to Registration Statement No. 333-126774 of msystems Ltd. and M-Systems Finance Inc.
Explanatory Note
This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333- 133890) is being filed by SanDisk Corporation, msystems Ltd. and M-Systems Finance Inc. for the purpose of (i) adding msystems Ltd. and M-Systems Finance Inc., as co-registrants to the Registration Statement hereunder, (ii) adding additional classes of securities of SanDisk Corporation, msystems Ltd. and M-Systems Finance Inc. to the Registration Statement pursuant to Rule 413(b) under the Securities Act, (iii) updating the information in Part II with respect to the addition of msystems Ltd. and M-Systems Finance Inc. and the additional class of securities referenced herein, and (iv) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

SanDisk Corporation
Common Stock, par value $0.001 per share
Debt Securities
Guarantees of Debt Securities
M-Systems Finance Inc.
Debt Securities
msystems Ltd.
Guarantee of Debt Securities
We will provide specific terms of the offered securities in supplements to this prospectus. You should read this prospectus and the related supplement carefully before you purchase any of the offered securities.
The following securities may be offered from time-to-time:
•	shares of common stock, par value $0.001 per share of SanDisk Corporation (“SanDisk”), including as an initial issuance by SanDisk and the resale by holders upon conversion of the debt securities;

•	debt securities of M-Systems Finance Inc. (“M-Systems Finance”) and SanDisk as co-issuers, including upon the resale by holders thereof; and

•	guarantees issued by msystems Ltd. (“msystems”) and SanDisk in respect of the debt securities.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus.
SanDisk’s common stock is quoted on The NASDAQ Global Market under the symbol “SNDK”. On November 29, 2006, the last reported sale price for SanDisk’s common stock was $43.73 per share. We do not expect our debt securities to be listed on any securities exchange or over-the-counter market. Investing in our securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and in the documents we incorporate by reference in this prospectus.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The securities may be sold to or through underwriters, to other purchasers, through agents, or through a combination of these methods. The names of any underwriters will be stated in the applicable prospectus supplement.
The date of this prospectus is November 30, 2006.

ABOUT THIS PROSPECTUS	3
WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION OF DOCUMENTS BY REFERENCE	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	6
DIVIDEND POLICY	6
EXPERTS	6
EXHIBIT 4.12
EXHIBIT 5.1
EXHIBIT 5.2
EXHIBIT 5.3
EXHIBIT 23.1
EXHIBIT 23.2

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

ABOUT THIS PROSPECTUS
     This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell or provide for the resale by holders of, any of the securities or any combination of the securities described in this prospectus from time-to-time. We will provide specific terms of the offered securities in supplements to this prospectus. Each prospectus supplement may add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized any person to make a statement that differs from what is included or incorporated by reference in this prospectus or any prospectus supplement. If any person does make a statement that differs from what is included or incorporated by reference in this prospectus or any prospectus supplement, you should not rely on it. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. The business, financial condition, results of operations and prospects of the registrants hereunder may have changed materially since that date.
     References in this prospectus to “msystems” refer to msystems Ltd. and its subsidiaries, including M-Systems Finance Inc. References in this prospectus to “SanDisk”, the “Company”, “we”, “us” and “our” refer to SanDisk Corporation and its subsidiaries, including msystems and M-Systems Finance Inc., unless otherwise specified. “SanDisk” is a registered trademark of SanDisk Corporation. All other trade names used in this prospectus are trademarks of their respective holders.
WHERE YOU CAN FIND MORE INFORMATION
     SanDisk files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.
     The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about registrants that file electronically with the SEC, including us. Our recent SEC filings are also available to the public free of charge at our website at www.sandisk.com. Except for the documents described below, information on our web site is not incorporated by reference into this prospectus.
     SanDisk’s common stock is quoted on The NASDAQ Global Market under the symbol “SNDK”, and our SEC filings can also be read at the following address: Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.
INCORPORATION OF DOCUMENTS BY REFERENCE
     We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we have sold all of the securities to which this prospectus relates. Any statement in a document incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time-to-time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
     We specifically incorporate by reference into this prospectus the documents listed below which have previously been filed with the SEC:
•	SanDisk’s Annual Report on Form 10-K for the fiscal year ended January 1, 2006, filed on March 15, 2006, as amended to date, including portions of SanDisk’s Proxy Statement for the 2006 Annual Meeting of Stockholders held on May 25, 2006 to the extent specifically incorporated by reference therein;

•	SanDisk’s Quarterly Reports on Form 10-Q for the fiscal quarter ended April 2, 2006, filed on May 8, 2006, for the fiscal quarter ended July 2, 2006, filed on August 10, 2006 and for the fiscal quarter ended October 1, 2006, filed on November 8, 2006;

•	SanDisk’s Current Reports on Form 8-K, filed with the Commission on November 22, 2006 (as amended on November 27, 2006), September 27, 2006, August 2, 2006, July 31, 2006 (as amended on August 1, 2006), July 12, 2006, June 26, 2006, June 1, 2006, May 15, 2006, May 9, 2006, May 3, 2006, April 10, 2006, March 27, 2006, February 23, 2006, February 14, 2006, January 27, 2006 and January 20, 2006 (each, Commission File No. 000-26734);

•	The description of SanDisk’s common stock contained in the Registration Statement on Form 8-A filed on September 8, 1995, including any amendments or reports filed for the purpose of updating such description;

•	The description of SanDisk’s stockholders’ rights plan contained in the Registration Statement on Form 8-A filed on September 25, 2003, including any amendments or reports filed for the purpose of updating that description;
     You may request a copy of these filings, at no cost, by writing to us at the following address or by calling us at (408) 801-1000 between the hours of 9:00 a.m. and 5:00 p.m., Pacific time: Investor Relations, SanDisk Corporation, 601 McCarthy Blvd., Milpitas, California 95035. These filings can also be obtained through the SEC as described above or, with respect to certain of these documents, at our website at www.sandisk.com. Except for the documents described above, information on our web site is not incorporated by reference into this prospectus.
     The mailing address of SanDisk’s principal executive offices is 601 McCarthy Blvd., Milpitas, California 95035, and its telephone number at that location is (408) 801-1000. The mailing address of msystems’ principal executive offices is 7 Atir Yeda Street, Kfar Saba, Israel 44425, and its telephone number at that location is +972-9-764-5000. The mailing address of M-Systems Finance’s principal executive offices is c/o M&C Corporate Services Limited, PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, and its telephone number at that location is 1-345-949-8066.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement and the documents incorporated by reference herein contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which represent our expectations or beliefs concerning future events. When used in this prospectus and in documents incorporated herein by reference, the words “expects,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements.
     Forward-looking statements include, without limitation, statements regarding SanDisk’s business prospects, any decline in average selling prices and SanDisk’s ability to reduce its costs, production schedules and output and effects on financial performance, market growth, including in particular markets such as handsets, smart flashdrives, audio/video players and gaming, market trends and opportunities, expectations for new product introductions and features, technological advancements, new markets and customers, market share, supply and demand, captive versus non-captive supply mix, sales, megabytes sold, average capacities of products sold, operating expenses and SanDisk’s cost competitiveness, capital equipment expenditures and guarantees, the transition and augmentation of its captive manufacturing capacity, financial commitments related to its manufacturing capacity, potential funding sources and the expected benefits of such transition and augmentation, including its Fab 4 venture with Toshiba Corporation, expansion of SanDisk’s branding activities, expected tax rates, SanDisk’s obligations under its 1% Convertible Senior Notes, SanDisk’s intellectual property protection strategies, and the effect of SanDisk’s acquisitions of msystems Ltd., or msystems, and Matrix Semiconductor, Inc., or Matrix, on its future operating results, that are based on SanDisk’s current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations.
     Risks that may cause these forward-looking statements to be inaccurate or cause SanDisk’s actual results to differ materially from our expectations include among others:
•	significant fluctuations in SanDisk’s operating results;

•	sales to a small number of customers represent a significant portion of SanDisk’s revenues;

•	dependence on sales to retailers and through distributors;

•	declines in average selling prices due to excess supply, competitive pricing pressures and strategic price reductions;

•	dependence on the success of products sold by SanDisk’s OEM customers;

•	dependence on the development of new markets and products for NAND flash memory and continued elasticity in existing markets;

•	SanDisk’s new applications, products, technologies and standards may not be widely adopted by consumers or, if adopted, may reduce demand by consumers for SanDisk’s older products;

•	competition from numerous manufacturers and marketers of products using flash memory, as well as from manufacturers of new alternative technologies;

•	significant downturns in the semiconductor industry;

•	significant fluctuations in supply and demand;

•	dependence on third-party foundries for silicon supply;

•	actual manufacturing yields may be lower than expected, resulting in increased costs and product shortages;

•	dependence on third-party subcontractors;

•	potential product errors or defects;

•	risks associated with the business ventures with Toshiba, including Flash Partners Ltd., or Flash Partners and Flash Alliance Ltd., or Flash Alliance, including significant financial commitments, the possibility that Flash Partners’ 300-millimeter NAND flash memory facility may not perform as expected; and SanDisk’s contingent indemnification obligation for certain liabilities associated with these business ventures;

•	potential inability to accurately forecast product purchase requirements;

•	sole sourcing of a number of critical components and the absence of a back-up supplier;

•	potential inability to protect intellectual property rights, or inability to license intellectual property to or from third parties;

•	litigation, particularly intellectual property litigation, may be costly, may divert the efforts of key personnel and could result in adverse court rulings;

•	international business and operations risks, including compliance international laws and regulations, political instability and currency fluctuations;

•	the financial situation of Tower Semiconductor Ltd., a significant supplier of SanDisk’s controller wafers, is challenging;

•	stock price volatility;

•	potential future acquisitions;

•	dependence on key personnel;

•	risks associated with the recently completed merger with msystems, including the complexity of integration of technology, product lines, operations, business culture and personnel; a potential loss of customers; an adverse impact on the supply of flash components; pending litigation arising from the merger; risks related to msystems’ prior option grant practices; and charges and other accounting changes resulting from the merger; and

•	other risks detailed in this prospectus, any prospectus supplement and the documents incorporated herein by reference, including, but not limited to, under the caption “Risk Factors” in SanDisk’s Form 10-K for the fiscal year ended January 1, 2006, and SanDisk’s Forms 10-Q for the fiscal quarters ended April 2, 2006, July 2, 2006 and October 1, 2006.
     All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein are based upon information available to us on the date of this prospectus, prospectus supplement or such document. We caution you that the risk factors described above may not be exhaustive as we operate in a continually changing business environment, and new risk factors emerge from time-to-time. We cannot predict such new risk factors, nor can we assess the impact, if any, of such new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those projected in any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking statements or events discussed in this prospectus, any prospectus supplement or any document incorporated herein by reference may not occur. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.
USE OF PROCEEDS
     We expect to use the net proceeds from the offerings of shares of SanDisk’s common stock, not underlying the notes offered hereby, for general corporate purposes. The holders of SanDisk’s common stock and the noteholders of our debt securities and the related guarantees will receive all of the net proceeds from the sale of their shares of SanDisk’s common stock, debt securities or the related guarantees offered by this prospectus. We will not receive any of the proceeds from these transactions.
DIVIDEND POLICY
     SanDisk has never paid or declared any cash dividends and does not anticipate paying any cash dividends in the foreseeable future. The decision whether to pay cash dividends will be made by SanDisk’s Board of Directors in light of conditions then existing, including our results of operations, financial condition and requirements, business conditions, covenants under loan agreements and other contractual arrangements, and other factors.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K (as amended on our Form 10-K/A) for the year ended January 1, 2006 and management’s assessment of the effectiveness of our internal control over financial reporting as of January 1, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing. Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, have audited msystems’ consolidated financial statements included in its Annual Report on Form 20-F for the year ended December 31, 2005, as set forth in their report, which is incorporated herein by reference. The financial statements referred to above are incorporated by reference in reliance on such report given on the authority of such firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          The following table sets forth an estimate of the fees and expenses payable by the Registrant in connection with the securities being registered under this registration statement. All of such fees and expenses are estimated:

Registration Fee — Securities and Exchange Commission	$		*
Nasdaq Global Market Listing Fee		*	*
Trustee Fees and Expenses		*	*
Accounting Fees and Expenses		*	*
Legal Fees and Expenses		*	*
Printing Fees and Expenses		*	*
Blue Sky Fees and Expenses		*	*
Rating Agency Fees and Expenses		*	*
Transfer Agent Fees		*	*
Miscellaneous		*	*
Total	$	*	*

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. SanDisk Corporation, a Delaware corporation (“SanDisk”), provides in its bylaws for indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. SanDisk’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to SanDisk and its stockholders. However, this provision in SanDisk’s certificate of incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of fiduciary duty as a director for (i) any breach of the director’s duty of loyalty to SanDisk or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) payment of dividends or approval of stock repurchases and redemptions that are unlawful under Delaware law and (iv) any transaction from which the director derived any improper personal benefit. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. SanDisk has entered into indemnification agreements with its directors and certain of its officers and employees that provide for further indemnification to the maximum extent permitted by the Delaware General Corporation Law. SanDisk directors’ and officers’ liability insurance.
          msystems Ltd. (“msystems”) has obtained directors and officers liability insurance for the benefit of its office holders and intends to continue and obtain such insurance and pay all premiums thereunder to the fullest extent permitted by Israeli Companies Law of 1999, or the Companies Law. Under the Companies Law, an Israeli company may not exempt an office holder from liability for a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, for a breach of his duty of care. msystems’ Articles of Association provide that, subject to the provisions of the Companies Law, msystems may enter into a contract for the insurance of the liability of any of its office holders for acts which he or she performed in his or her capacity as an office holder in relation to:
•	A breach of his/her duty of care to msystems or to another person;

•	a breach of his/her duty of loyalty to msystems, provided that the office holder acted in good faith and had reasonable cause to assume that his/her act would not prejudice msystems’ interests; or

•	A financial liability imposed upon him/her in favor of another person.
          msystems’ Articles of Association provides that msystems may indemnify an office holder against:
•	a financial liability imposed on him/her in favor of another person by any judgment, including a settlement or an arbitrator’s award approved by a court concerning an act performed in his/her capacity as an office holder;

•	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or charged to him/her by a court in proceedings msystems institutes against him/her, instituted on msystems’ behalf, or instituted by another person, in each case relating to an act performed in his/her capacity as an office holder; and

•	reasonable litigation expenses relating to an act performed in his/her capacity as an office holder, including attorneys’ fees, expended by the office holder or charged to him/her by a court in a criminal proceeding from which he/she was acquitted, or a criminal proceeding in which he/she was convicted for a criminal offense that does not require proof of intent.
          msystems’ Articles of Association also includes:
•	authorization to undertake, in advance, to indemnify an office holder, provided that the undertaking is limited to specified events which the board of directors believes are anticipated and limited in amount determined by the board of directors to be reasonable under the circumstances; and

•	authorization to indemnify retroactively an office holder.
          msystems has agreed to indemnify its office holders under indemnification agreements with each office holder, to the maximum extent permitted under the Companies Law.
          The Memorandum and Articles of Association of M-Systems Finance Inc. (“M-Systems Finance”) provide that every director, agent or officer of M-Systems Finance shall be indemnified out of the assets of the company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful neglect or default. The Memorandum and Articles of Association further provide that no such director, agent or officer shall be liable to M-Systems Finance for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such director, agent or officer.

ITEM 16. EXHIBITS

Exhibit Number	Description
4.1	Indenture, between SanDisk Corporation and The Bank of New York, as Trustee, dated as of May 15, 2006 (including form of note)(1)

4.2	Restated Certificate of Incorporation of SanDisk Corporation(2)

4.3	Certificate of Amendment of the Restated Certificate of Incorporation of SanDisk Corporation, dated December 9, 1999(3)

4.4	Certificate of Amendment of the Restated Certificate of Incorporation of SanDisk Corporation, dated May 11, 2000(4)

4.5	Restated Bylaws of SanDisk Corporation, as amended to date(5)

4.6	Certificate of Designations of SanDisk Corporation for the Series A Junior Participating Preferred Stock, as filed with the Delaware Secretary of State on April 24, 1997(6)

4.7	Amendment to Certificate of Designations of SanDisk Corporation for the Series A Junior Participating Preferred Stock, as filed with the Delaware Secretary of State on September 24, 2003(7)

4.8	Rights Agreement, by and between SanDisk Corporation and Computershare Trust Company, Inc., dated as of September 15, 2003(8)

4.9	Amendment No. 1 to Rights Agreement, by and between SanDisk Corporation and Computershare Trust Company, Inc., dated as of November 6, 2006(9)

4.10	Indenture, among M-Systems Finance Inc., msystems Ltd. and The Bank of New York Trust Company, N.A., dated as of March 23, 2005 (including form of note)(10)

4.11	Registration Rights Agreement, among M-Systems Finance Inc., msystems Ltd. and the initial purchasers named therein, dated as of March 23, 2005(10)

4.12*	Supplemental Indenture, among M-Systems Finance Inc., msystems Ltd., The Bank of New York Trust Company, N.A. and SanDisk Corporation, dated as of November 19, 2006

5.1*	Opinion of Counsel for SanDisk Corporation

5.2*	Opinion of Counsel for msystems Ltd.

5.3*	Opinion of Counsel for M-Systems Finance Inc.

23.1*	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)

23.2*	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm, a member of Ernst & Young Global

23.3*	Consent of Counsel (included in Exhibits 5.1, 5.2 and 5.3)

24.1	Power of Attorney (included on signature pages of the Registration Statement hereto)(11)

25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Indenture(1)

*	Filed herewith.

(1)	Previously filed as an Exhibit to SanDisk’s Current Report on Form 8-K dated May 9, 2006.

(2)	Previously filed as an Exhibit to SanDisk’s Registration Statement on Form S-1 (No. 333-96298).

(3)	Previously filed as an Exhibit to SanDisk’s Form 10-Q for the quarter ended June 30, 2000.

(4)	Previously filed as an Exhibit to SanDisk’s Registration Statement on Form S-3 (No. 333-85686).

(5)	Previously filed as an Exhibit to SanDisk’s Current Report on Form 8-K dated April 10, 2006.

(6)	Previously filed as an Exhibit to SanDisk’s Current Report on Form 8-K/A dated April 18, 1997.

(7)	Previously filed as an Exhibit to SanDisk’s 2003 Annual Report on Form 10-K.

(8)	Previously filed as an Exhibit to SanDisk’s Registration Statement on Form 8-A dated September 25, 2003.

(9)	Previously filed as an Exhibit to SanDisk’s Registration Statement on Form 8-A/A dated November 8, 2006.

(10)	Previously filed as an Exhibit to msystems’ 2004 Annual Report on Form 20-F.
(11)	Previously filed for SanDisk Corporation as part of SanDisk’s Registration Statement on Form S-3 (No. 333-133890).
ITEM 17. UNDERTAKINGS
     (a) Each undersigned registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in this form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	if the registrant is relying on Rule 430B:
(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, SanDisk Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 30th day of November, 2006.

SANDISK CORPORATION (registrant)

By:	/s/ Judy Bruner

Judy Bruner
Executive Vice President, Administration
and Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial and Accounting Officer)

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer	November 30, 2006
Eli Harari	(Principal Executive Officer)

/s/ Judy Bruner	Executive Vice President,	November 30, 2006
Judy Bruner	Administration and Chief Financial Officer
(Principal Financial and Accounting Officer)

*	Vice Chairman of the Board and	November 30, 2006
Irwin Federman	Lead Independent Director

*	Director	November 30, 2006
Steven J. Gomo

*	Director	November 30, 2006
Eddy W. Hartenstein

*	Director	November 30, 2006
Catherine Pierson Lego

*	Director	November 30, 2006
Michael E. Marks

*	Director	November 30, 2006
James D. Meindl

* By:	/s/ Judy Bruner Judy Bruner
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, M-Systems Finance Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 30th day of November, 2006.

M-SYSTEMS FINANCE INC. (registrant)

By:	/s/ Judy Bruner
Judy Bruner
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial and Accounting Officer)
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Sanjay Mehrotra and Judy Bruner, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sanjay Mehrotra Sanjay Mehrotra	President	November 30, 2006

/s/ Judy Bruner Judy Bruner	Chief Financial Officer and Director	November 30, 2006

/s/ Megan R. Comport Megan R. Comport	Secretary and Director	November 30, 2006

/s/ Robert Hirt Robert Hirt	Director	November 30, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, msystems Ltd., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 30th day of November, 2006.

MSYSTEMS LTD. (registrant)

By:	/s/ Ronen Faier
Ronen Faier
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial and Accounting Officer)
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Sanjay Mehrotra and Judy Bruner, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sanjay Mehrotra Sanjay Mehrotra	President	November 30, 2006

/s/ Ronen Faier Ronen Faier	Chief Financial Officer	November 30, 2006

/s/ Judy Bruner Judy Bruner	Treasurer and Director	November 30, 2006

/s/ Megan R. Comport Megan R. Comport	Secretary and Director	November 30, 2006

/s/ Dana Gross Dana Gross	Director	November 30, 2006

/s/ Yoram Cedar Yoram Cedar	Director	November 30, 2006

/s/ Robert Hirt Robert Hirt	Director	November 30, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, between SanDisk Corporation and The Bank of New York, as Trustee, dated as of May 15, 2006 (including form of note)(1)

4.2	Restated Certificate of Incorporation of SanDisk Corporation(2)

4.3	Certificate of Amendment of the Restated Certificate of Incorporation of SanDisk Corporation, dated December 9, 1999(3)

4.4	Certificate of Amendment of the Restated Certificate of Incorporation of SanDisk Corporation, dated May 11, 2000(4)

4.5	Restated Bylaws of SanDisk Corporation, as amended to date(5)

4.6	Certificate of Designations of SanDisk Corporation for the Series A Junior Participating Preferred Stock, as filed with the Delaware Secretary of State on April 24, 1997(6)

4.7	Amendment to Certificate of Designations of SanDisk Corporation for the Series A Junior Participating Preferred Stock, as filed with the Delaware Secretary of State on September 24, 2003(7)

4.8	Rights Agreement, by and between SanDisk Corporation and Computershare Trust Company, Inc., dated as of September 15, 2003(8)

4.9	Amendment No. 1 to Rights Agreement, by and between SanDisk Corporation and Computershare Trust Company, Inc., dated as of November 6, 2006(9)

4.10	Indenture, among M-Systems Finance Inc., msystems Ltd. and The Bank of New York Trust Company, N.A., dated as of March 23, 2005 (including form of note)(10)

4.11	Registration Rights Agreement, among M-Systems Finance Inc., msystems Ltd. and the initial purchasers named therein, dated as of March 23, 2005(10)

4.12*	Supplemental Indenture, among M-Systems Finance Inc., msystems Ltd., The Bank of New York Trust Company, N.A. and SanDisk Corporation, dated as of November 19, 2006

5.1*	Opinion of Counsel for SanDisk Corporation

5.2*	Opinion of Counsel for msystems Ltd.

5.3*	Opinion of Counsel for M-Systems Finance Inc.

23.1*	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)

23.2*	Consent of Kost Forer Gabbay & Kasierer, independent registered public accounting firm, a member of Ernst & Young Global

23.3*	Consent of Counsel (included in Exhibits 5.1, 5.2 and 5.3)

24.1	Power of Attorney (included on signature pages of the Registration Statement hereto)(11)

25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Indenture(1)

*	Filed herewith.

(1)	Previously filed as an Exhibit to SanDisk’s Current Report on Form 8-K dated May 9, 2006.

(2)	Previously filed as an Exhibit to SanDisk’s Registration Statement on Form S-1 (No. 333-96298).

(3)	Previously filed as an Exhibit to SanDisk’s Form 10-Q for the quarter ended June 30, 2000.

(4)	Previously filed as an Exhibit to SanDisk’s Registration Statement on Form S-3 (No. 333-85686).

(5)	Previously filed as an Exhibit to SanDisk’s Current Report on Form 8-K dated April 10, 2006.

(6)	Previously filed as an Exhibit to SanDisk’s Current Report on Form 8-K/A dated April 18, 1997.

(7)	Previously filed as an Exhibit to SanDisk’s 2003 Annual Report on Form 10-K.

(8)	Previously filed as an Exhibit to SanDisk’s Registration Statement on Form 8-A dated September 25, 2003.

(9)	Previously filed as an Exhibit to SanDisk’s Registration Statement on Form 8-A/A dated November 8, 2006.

(10)	Previously filed as an Exhibit to msystems’ 2004 Annual Report on Form 20-F.

(11)	Previously filed for SanDisk Corporation as part of SanDisk’s Registration Statement on Form S-3 (No. 333-133890).